SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 27, 2004

(Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420
(Address of principal executive offices, including zip code)

(781) 795-4100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                     Other Events.

On April 27, 2004, the Registrant entered into a License, Supply and Distribution Agreement (the “Agreement”) with Schering AG (“Schering”), whereby the Registrant granted exclusive rights to Schering to commercialize Plenaxis™ in the field of prostate cancer in Europe, Russia, the Middle East, South Africa, Australia and New Zealand.

The Agreement provides that the Registrant will receive a combination of upfront, regulatory approval and performance-based milestone payments, as well as a share of revenue through transfer price payments for drug product which will be supplied by the Registrant.  The transfer price will vary based upon net sales of Plenaxis™, as well as pricing and reimbursement levels, in the licensed territory.  The milestone payments may total over time approximately $90.0 million, dependent upon Euro/U.S. Dollar conversion rates and the attainment of specified annual sales levels which the majority of the milestone payments are conditioned upon.  The overall financial terms of the Agreement are intended, depending upon performance levels, to approximate an equal sharing of the value of Plenaxis™ for the prostate cancer indication in the licensed territory.

The press release issued by the Registrant announcing the Agreement is included as Exhibit 99.1 to this Report and is incorporated herein by reference

Item 7.                                     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                                          Exhibits:

99.1                                                   Press Release issued by PRAECIS PHARMACEUTICALS INCORPORATED on April 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Kevin F. McLaughlin
Kevin F. McLaughlin
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by PRAECIS PHARMACEUTICALS INCORPORATED on April 28, 2004.